Exhibit 10.6

FLOOR & dEcor HOLDINGS, Inc.

Restricted Stock Agreement

Pursuant to the

Floor & Decor Holdings, Inc.

2017 Stock Incentive Plan

AGREEMENT (this “Agreement”), dated as of _________ (the “Grant Date”) between Floor & Decor Holdings, Inc., a Delaware corporation (the “Company” and, collectively with its controlled Affiliates, the “Employer”), and _________________ (the “Participant”).

Preliminary Statement

Subject to the terms and conditions set forth herein, the Committee hereby grants shares of Common Stock as set forth below (the “Shares”) to the Participant, as an Eligible Employee, Consultant or Non-Employee Director, on the Grant Date pursuant to the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions shall lapse at the times provided under Section 2(c) hereof. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.” Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

NOW, THEREFORE, the parties agree as follows:

1.            Grant of Shares. Subject to the Plan and the terms and conditions set forth herein and therein, including the restrictions set forth in Section 2 hereof, the Participant is hereby granted _____ Shares of Restricted Stock on the Grant Date.

2.            Restricted Stock.

(a)           Retention of Certificates. Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method. The stock certificates shall be registered in the Participant’s name and shall bear any legend required by the Plan. Unless held in book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions on the Restricted Stock shall have lapsed. Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. If the Participant receives, with respect to the Restricted Stock or any part thereof, any (i) dividend (whether paid in shares, securities, moneys or property), (ii) shares of Restricted Stock pursuant to any split, (iii) distribution or return of capital resulting from a split-up, reclassification or other like changes of the Restricted Stock or (iv) warrants, options or any other rights or properties (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including, upon the Company’s request, any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank. The RS Property shall be subject to the same restrictions, including that of this Section 2(a), as the Restricted Stock with respect to which it is issued and shall be encompassed within the term “Restricted Stock.” Unless otherwise determined by the Committee, any RS Property issued in the form of cash will not be reinvested in Common Stock and will be held until delivered to the Participant within 30 days after the date the Restricted Stock becomes vested.

1

(b)           Rights with Respect to Restricted Stock. The Participant will have all rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of Common Stock of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock, and such dividends will be subject to the restrictions provided in Section 2(a)), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that: (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period.

(c)           Vesting. The Restricted Stock shall vest and cease to be “Restricted Stock” as provided below.

(i)        Performance- and Service-Based Vesting.

(A)	______ Shares shall vest and cease to be “Restricted Stock”, if at all, on _________ if: (1) at the Measurement Date (as defined below), the Committee determines and certifies that [PERFORMANCE GOAL] (as defined on Exhibit A attached hereto) is achieved and (2) the Participant has not incurred a Termination, through ____________(the “Performance Goal(s)”)[1]

(B)	For purposes of this Agreement, the “Measurement Date” is the date on which the Committee determines and certifies the extent to which the Performance Goals have been achieved. The Measurement Date shall occur as soon as practicable following the end of the Performance Period (as defined in Exhibit A attached hereto), but in no event later than 60 days following the end of the Performance Period. The Committee’s determination and certification of (I) the achievement of Performance Goals and (II) the number of Shares that vest pursuant to Section 2(c)(i), shall be final and binding on the Participant. Any portion of the Shares, if any, that does not vest in accordance with Section 2(c)(i) shall be automatically forfeited in its entirety.

1 Additional performance goal(s) to be added, as applicable.

(C)	Notwithstanding anything herein to the contrary, the Committee shall have discretion to adjust the Performance Goals, or the metrics used to determine achievement of the Performance Goals, to reflect (I) a change in accounting standards or principles, (II) a significant acquisition or divestiture, (III) a significant capital transaction, (IV) a change to or difference in the applicable fiscal year, or (V) any other unusual, nonrecurring or other extraordinary event or item.

(ii)       Service-Based Vesting. ____ Shares shall vest and cease to be “Restricted Stock”, if at all, on _________; provided that the Participant has not incurred a Termination, through such date.

(d)           Detrimental Activity.

(i)       In consideration for the grant of Restricted Stock and in addition to any other remedies available to the Company, the Participant acknowledges and agrees that the Restricted Stock is subject to the provisions in the Plan regarding Detrimental Activity. If the Participant engages in any Detrimental Activity prior to, or during the two-year period after, any vesting of Restricted Stock, all unvested Restricted Stock shall be forfeited, without compensation, and the Committee shall be entitled to recover from the Participant (at any time within one year after such engagement in Detrimental Activity) an amount equal to the Fair Market Value as of the vesting date(s) of any Restricted Stock that had vested in the period referred to above.

(ii)      The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes. Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.

(e)           Forfeiture. The Participant shall forfeit to the Company, without compensation, any and all unvested Restricted Stock upon the Participant’s Termination for any reason.

(f)           Withholding. Unless otherwise directed or permitted by the Committee, the Participant shall pay or provide for all applicable withholding taxes in respect of the vesting of the Restricted Stock by (i) remitting the aggregate amount of such taxes to the Company in full, by cash, or by check, bank draft or money order payable to the order of the Company, (ii) to the extent permitted by the Committee, having the Employer withhold, from Shares that have vested and ceased to be “Restricted Stock,” a number of whole Shares having a Fair Market Value equal to an amount necessary to satisfy all required federal, state, local and other non-U.S. withholding obligations using up to the maximum statutory withholding rates, as determined by the Company, for federal, state, local or non-U.S. tax purposes, including payroll taxes, or (iii) to the extent permitted by the Committee, by making arrangements with the Company to have such taxes withheld from other compensation due to the Participant.

(g)           Section 83(b). The Participant shall not be permitted to make an election pursuant to Section 83(b) of the Code.

3.            Legend. All certificates representing the Restricted Stock shall have endorsed thereon the following legend:

(a)           “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Floor & Decor Holdings, Inc. (the “Company”) 2017 Stock Incentive Plan (as amended from time to time, the “Plan”), and an Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file at the principal office of the Company.”

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the vesting dates set forth above.

4.            Termination and Change in Control. The provisions in the Plan regarding Termination and Change in Control shall apply to the Shares.

5.            Restriction on Transfer of Shares. The provisions in the Plan regarding Transfer Restrictions shall apply to the Shares.

6.           Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

7.            Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)           unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 7, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Floor & Decor Holdings, Inc.

2500 Windy Ridge Parkway, SE

Atlanta, GA 30339

Attention:	General Counsel
Telephone:	(404) 471-1634
Facsimile:	(404) 393-3540

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

2029 Century Park East, Suite 2400

Los Angeles, CA 90067

Attention:	Colleen M. Hart, Esq.
Telephone:	(310) 284-4519
Facsimile:	(310) 557-2193
Email:	chart@proskauer.com

(b)           if to the Participant, to the address on file with the Employer.

Any notice, demand or request, if made in accordance with this Section 7 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

8.            No Right to Employment/Consultancy/Directorship. This Agreement shall not give the Participant or other Person any right to employment, consultancy or directorship by the Employer, or limit in any way the right of the Employer to terminate the Participant’s employment, consultancy or directorship at any time.

9.           Waiver of Jury Trial. Each party to this Agreement, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective affiliates pursuant to THE PLAN OR this Agreement or in the negotiation, administration, performance or enforcement of THE PLAN OR this Agreement.

10.          Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer.

11.          Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

12.          Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

13.          Section 409A. Although the Company makes no guarantee with respect to the tax treatment of the Restricted Stock, the award of Restricted Stock pursuant to this Agreement is intended to be exempt from Section 409A and shall be limited, construed and interpreted in accordance with such intent. With respect to any dividends and other RS Property, however, this Agreement is intended to comply with, or to be exempt from, the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent; provided that the Employer does not guarantee to the Participant any particular tax treatment of the Restricted Stock or RS Property. In no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A or any damages for failing to comply with Section 409A.

14.          Interpretation. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

15.          No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

FLOOR & DECOR HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name: